Exhibit 99.1
Ascent Media Corporation Announces Stock Repurchase Program
Englewood, Colorado — June 16, 2011 — Ascent Media Corporation (“Ascent”) (Nasdaq: ASCMA) today announced the authorization to implement a stock repurchase program pursuant to which Ascent may purchase up to an aggregate of $25 million of its Series A Common Stock.
Under the program, Ascent may acquire from time to time its Series A Common Stock through open market transactions and/or privately negotiated transactions, which may include derivative transactions. The timing of the repurchase of shares pursuant to the program will depend on a variety of factors, including market conditions. The program may be suspended or discontinued at any time.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the manner, timing and amount of purchases that may be made under the stock repurchase program. These forward looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including general market conditions and the trading price of Ascent’s Series A Common Stock, as well as other factors detailed from time to time in Ascent’s filings with the Securities and Exchange Commission including its most recently filed Forms 10-K and 10-Q. These forward-looking statements speak only as of the date of this release. Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
About Ascent Media Corporation
Ascent is a holding company and owns 100 percent of its operating subsidiaries, including Monitronics, one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.
Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com